SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

NATHAN'S FAMOUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3189	11-3166443
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

1400 Old Country Road, Westbury, New York		11590
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number including area code		(516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)☐
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2007, the Registrant’s Board of Directors approved certain modifications to the Registrant’s 2001 Stock Option Plan (the “Plan”). The amendments: 1) eliminate the provision that enabled the Compensation Committee to issue options with an exercise price that is less than the Fair Market Value (as defined in the Plan) of the Registrant’s common stock at the time of grant; 2) amend the provision regarding the term of options to be granted under the Plan to provide that, prospectively, such term can be no longer than five years; and 3) amend the provisions that allow the Compensation Committee to (i) adopt, alter, amend or revoke administrative rules, guidelines and practices governing the operation of the Plan and (ii) amend, suspend or terminate any or all of the provisions of the Plan, to clarify that those provisions shall not permit the Compensation Committee to reprice any outstanding stock options.

  A copy of the 2001 Stock Option Plan, as modified is filed as Exhibit 10.1 hereto.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1   2001 Stock Option Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

NATHAN'S FAMOUS, INC.

By:	/s/ Ronald DeVos
Ronald DeVos
Vice-President Finance
and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: July 16, 2007